Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces Strong Financial Results for Quarter Ended June 30, 2026

Record Second-Quarter Net Revenue Growth of 36% to $6 million;
Core Programmatic Revenue Grew by 27% Year Over Year

SOUTH ORANGE, NJ, August 6, 2026 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration solutions to the medical and commercial markets, today announced financial results for the second quarter ended June 30, 2026.

Financial Highlights

●	Net revenue was a record $6 million, compared to $4.4 million in the second quarter of 2025, up 36%
●	Net income was $1.2 million, compared to a net income of $0.2 million in the second quarter of 2025. Net income includes the benefit of a one-time tariff refund of approximately $0.6 million
●	Adjusted EBITDA was $1.3 million, compared to $0.4 million in the second quarter of 2025

“The second quarter of 2026 marks another significant milestone for Nephros, as we delivered the highest quarterly revenue in the Company’s history,” said Robert Banks, President and Chief Executive Officer of Nephros. “Our results reflect broad-based strength across the business, driven by continued expansion of our core programmatic revenue, accelerating service revenue, growing adoption of our newer product offerings, and disciplined execution throughout the organization.”

Banks continued, “Perhaps most encouraging is the quality of our growth. Core programmatic revenue increased 27% over the prior year quarter. Programmatic revenue represents the foundation of our business, providing recurring replacement demand, long-term customer relationships, and increasing visibility into future revenue. We also achieved substantial growth in our service offerings, which nearly tripled compared to the prior year, which we believe reflects growing customer demand for installation, replacement, and water management support. Recent product launches addressing microplastics, nanoplastics, PFAS, sterile processing, drinking fountains, and bottle fillers continue to generate encouraging customer interest while expanding our addressable market.”

Commenting on the broader outlook, Banks said, “Beyond our financial performance, we continued to elevate the visibility of Nephros within the investment community. During the quarter we hosted our second Virtual Investor Event, participated in the Maxim Health, Wellness & Longevity Conference, announced our inclusion in the Russell Microcap Index, and continued expanding awareness of our differentiated technology through multiple industry-focused announcements. We believe increasing awareness among customers and investors alike is an important component of creating long-term shareholder value.”

Banks concluded, “As we enter the second half of 2026, we believe Nephros is stronger than at any point in our history. We have a growing recurring revenue base, expanding commercial opportunities, differentiated technology, an increasingly comprehensive service platform, and an exceptional team executing against a clear strategy. While we remain mindful of the broader economic environment, we believe the investments we have made over the past several years position us well to continue delivering sustainable growth and increasing shareholder value.”

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Financial Performance for the Quarter Ended June 30, 2026

Net revenue for the three months ended June 30, 2026, and 2025 was $6.0 million and $4.4 million, respectively, an increase of 36%. This increase was driven primarily by increased product revenue from programmatic growth, which grew by 27% over the same period in 2025.

Cost of goods sold for the second quarter of 2026 was $2.0 million, compared with $1.6 million in the second quarter of 2025, an increase of 23%.

Gross margin for the second quarter of 2026 was 67%, compared with 63% in the second quarter of 2025. The increase of approximately 4 percentage points was primarily attributable to our recognition during the period of a refund of approximately $0.6 million for tariffs we previously paid under the International Emergency Economic Powers Act (IEEPA), which were declared invalid in February 2026. Following the Supreme Court’s decision and the establishment of the CBP refund process, we applied for and received approval of our tariff refund claim. We recorded the majority of the tariff refund as a reduction of cost of goods sold during the three months ended June 30, 2026. We have not yet received the refund and therefore have booked a receivable for that amount. The benefit to our gross margin resulting from the tariff refund was offset by increased costs due to the weakening of the U.S. dollar compared to the Euro, an increase in shipping expense and rapid growth in our service revenue, which yields lower gross margins than we realize from product sales.

Selling, general and administrative expenses for the second quarter of 2026 were approximately $2.4 million, compared with $2.2 million in 2025, an increase of 10% due to increases in headcount and an increase in sales commissions.

Research and development expenses for the second quarter of 2026 were approximately $366,000, compared with $311,000 in the second quarter of 2025, an increase of 18% due to higher salary expense.

Depreciation and amortization expenses for the second quarter of 2026 were approximately $29,000, compared with approximately $35,000 in the second quarter of 2025.

Net income for the second quarter of 2026 was $1.2 million, compared with $0.2 million during the same period in 2025.

Adjusted EBITDA for the second quarter 2026 was approximately $1.3 million, compared with approximately $0.4 million in the second quarter of 2025.

Financial Performance for the Six Months Ended June 30, 2026

Net revenue for the six months ended June 30, 2026, and 2025 was $11.2 million, and $9.3 million respectively, an increase of 21%. Our core programmatic revenue grew by 25% over the same period in 2025. The increase in programmatic sales reflects strong reorders, and a number of new active sites.

Cost of goods sold for the six months ended June 30, 2026 and 2025 was $4.2 million, and $3.3 million respectively, an increase of 26%. Gross margin for the six months ended June 30, 2026 was 63%, compared with 64% during the same period in 2025. The decrease of approximately one percentage point was primarily attributable to increased product costs due to the weakening of the U.S. dollar compared to the Euro, increased shipping expense and rapid revenue growth from our commercial products offerings and services revenue, both of which yield lower gross margins than our infection control business. However, our gross margins significantly benefited from our recognition during the 2026 period of the IEEPA tariff refund of approximately $0.6 million, which was recorded as a reduction of cost of goods sold during the six months ended June 30, 2026.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Selling, general and administrative expenses for the six months ended June 30, 2026 and 2025 were approximately $4.9 million, and $4.5 respectively, an increase of 11% primarily due to an increase in headcount and an increase in professional fees.

Research and development expenses for the six months ended June 30, 2026 and 2025 were $0.7 million and $0.6 million respectively.

Depreciation and amortization expenses for the six months ended June 30, 2026 and 2025 were approximately $58,000, and $74,000 respectively.

As a result of the improved sales and the approximately $0.6 million tariff refund net income for the six months ended June 30, 2026 was $1.3 million compared to $0.8 million during the same period in 2025.

Adjusted EBITDA for the six months ended June 30, 2026 was approximately $1.5 million, compared with approximately $1 million in the same period of 2025.

As of June 30, 2026, Nephros had cash and cash equivalents of approximately $4.7 million, compared to $5.4 million as of December 31, 2025, and remains debt free.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net income calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, and non-cash items, including depreciation, amortization, non-cash inventory write-offs, and non-cash compensation. The following tables present a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, for the second quarter of the 2026 fiscal year:

(unaudited)

	Three Months Ended June 30,
	2026	2025
	(in $ thousands)

Net income	1,197	237

Adjustments:
Depreciation of property and equipment	12	13
Amortization of other assets	16	20
Interest expense	1	1
Interest income	(30)	(31)
Income taxes	13	9
Non-cash stock-based compensation	61	71
Non-cash inventory impairments	11	35

Adjusted EBITDA Income	1,281	355

(unaudited)

	Six Months Ended June 30,
	2026	2025
	(in $ thousands)

Net income	1,337	795

Adjustments:
Depreciation of property and equipment	23	30
Amortization of other assets	32	43
Interest expense	1	1
Interest income	(62)	(44)
Income taxes	13	9
Non-cash stock-based compensation	121	147
Non-cash inventory impairments	22	41

Adjusted EBITDA Income	1,487	1,022

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’ financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’ financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. To compensate for these limitations, management presents Adjusted EBITDA in connection with net income, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net income and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30pm Eastern Time

Nephros will host a conference call today at 4:30pm ET, during which management will discuss Nephros’ financial results and provide a general business overview.

Participants may dial into the call as follows:

Domestic access: 1 (844) 808-7106
International access: 1 (412) 317-5285

Upon joining, please ask to be joined into the Nephros conference call.

An audio archive of the call will be available shortly after the call on the Nephros Investor Relations page.

Alternatively, a replay of the call may be accessed until August 13th, 2026 at 1 (877) 669-9658 or 1 (412) 317-0088 for international callers and entering replay access code: 3951894.

About Nephros

Nephros is committed to improving the human relationship with water through leading, accessible technology. We provide innovative water filtration products and services, along with water-quality education, as part of an integrated approach to water safety. Nephros goods serve the needs of customers within healthcare and commercial markets, offering both proactive and emergency solutions for water management.

For more information about Nephros, please visit nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’ expected future business, revenue and gross margin growth and the timing of such growth, the drivers of our revenue growth, the effect of new regulations on future revenue growth, the expected competitive advantages and anticipated impact of new product offerings and market expansions, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including Nephros’ ability to further develop its sales organization and realize increased revenues, the extent to which financial results based on emergency response sales can be outside Nephros’ control, the extent to which U.S. tariffs may increase our expenses, inflationary factors and other economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, and regulatory reforms. These and other risks and uncertainties are detailed in Nephros’ reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, which it may update in Part II, Item 1A – Risk Factors in its Quarterly Reports on Form 10-Q that it has filed or will file hereafter. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this release, and Nephros does not undertake any responsibility to update any forward-looking statements that it makes, except as may be required by law.

Investor Relations Contacts:

Kirin Smith, President
PCG Advisory, Inc.
(646) 823-8656

ksmith@pcgadvisory.com

Robert Banks, CEO

Nephros, Inc.
(201) 343-5202 x110
robert.banks@nephros.com

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC.

BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$4,697	$5,400
Accounts receivable, net	4,096	2,414
Inventory	4,547	3,232
Prepaid expenses and other current assets	256	177
Total current assets	13,596	11,223
Property and equipment, net	83	106
Lease right-use-of assets	832	1,021
Intangible assets, net	302	318
Goodwill	759	759
License and supply agreement, net	148	164
Other assets	50	50
TOTAL ASSETS	$15,770	$13,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,965	914
Accrued expenses	965	1,462
Current portion of lease liabilities	414	391
Total current liabilities	3,344	2,767
Lease liabilities, net of current portion	458	672
TOTAL LIABILITIES	3,802	3,439

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; 5,000,000 shares authorized at June 30, 2026 and December 31, 2025; no shares issued and outstanding at June 30, 2026 and December 31, 2025.	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at June 30, 2026 and December 31, 2025; 10,860,120 and 10,644,268 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively.	11	11
Additional paid-in capital	153,758	153,329
Accumulated deficit	(141,801)	(143,138)
TOTAL STOCKHOLDERS’ EQUITY	11,968	10,202
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,770	$13,641

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC.

STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue:
Product revenues	$5,701	$4,311	$10,741	$9,017
Service, royalty and other revenues	316	108	488	279
Total net revenues	6,017	4,419	11,229	9,296
Cost of goods sold	1,991	1,624	4,210	3,347
Gross margin	4,026	2,795	7,019	5,949
Operating expenses:
Selling, general and administrative	2,418	2,201	4,939	4,455
Research and development	366	311	712	606
Depreciation and amortization	29	35	58	74
Total operating expenses	2,813	2,547	5,709	5,135
Operating income	1,213	248	1,310	814
Other (expense) income:
Interest expense	(1)	(1)	(1)	(1)
Interest income	30	31	62	44
Other income (expense), net	(32)	(32)	(21)	(53)
Total other expense:	(3)	(2)	40	(10)
Income (loss) before income taxes	1,210	246	1,350	804
Income tax expense	(13)	(9)	(13)	(9)
Net income	$1,197	$237	$1,337	$795

Net income per common share, basic	$0.11	$0.02	$0.12	$0.07
Net income per common share, diluted	$0.11	$0.02	$0.12	$0.07

Weighted average common shares outstanding, basic	10,856,541	10,600,409	10,754,248	10,600,379
Weighted average common shares outstanding, diluted	11,112,671	10,813,028	11,046,023	10,691,881

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